Exhibit 10. 1

15 January, 2015

POWIN CORPORATION

and

POWIN ENERGY CORPORATION

and

SF SUNTECH INC.

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made on 15 January, 2015.

BETWEEN:

(1)
Powin Corporation, a corporation incorporated under the laws of the State of Nevada, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (Powin Corp);

(2)
Powin Energy Corporation, a corporation incorporated under the laws of the State of Oregon, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (the Issuer); and

(3)	SF Suntech Inc., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at 660, Hansen Way, Palo Alto, CA 94304 (the Investor).

WHEREAS:

(A)	Powin Corp, the Issuer and the Investor entered into a subscription agreement on 7 August, 2014 (the "Subscription Agreement") and a Supplemental Agreement on 27 August, 2014.

(B)
The parties of the Subscription Agreement intend to amend certain terms of the Subscription Agreement (as supplemented by the Supplemental Agreement) pursuant to the terms and conditions of this Amendment Agreement.

IT IS AGREED as follows:

1.	DEFINITION AND INTERPRETATION

1.1	Definitions

Terms defined in the Subscription Agreement shall, unless otherwise defined in this Amendment Agreement or a contrary intention appears, bear the same meaning when used in this Amendment Agreement and the following terms shall have the following meanings:

"Supplemental Agreement" means the Supplemental Agreement dated 27 August, 2014;

"Amendment Agreement" means this Amendment Agreement; and

"Party" or "Parties" means a party or party to this Amendment Agreement.

1.2	Interpretation

The provisions of clause 1.2 of the Subscription Agreement shall also apply to this Amendment Agreement but references to clauses are to clauses of this Amendment Agreement unless otherwise specified.

2.	AMENDMENT

2.1	In consideration of the mutual covenants contained herein, the Parties agree to make the following amendments to the Subscription Agreement:

2.2	The definition of "Closing Date" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Closing Date means the date of Closing, which, subject to the satisfaction of all of the Conditions, shall be 27 February, 2015, or on such other date as the Parties may agree;"

2.3	The definition of "Long Stop Date" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Long Stop Date means 27 February, 2015 (or such later date as may be agreed between the Parties);"

2.4	A new definition of "First Deposit" shall be added to clause 1.1 of the Subscription Agreement as follows:

"First Deposit means the amount of US$3,000,000 paid by the Investor to the Issuer pursuant to the Supplemental Agreement;"

2.5	A new definition of "Second Deposit" shall be added to clause 1.1 of the Subscription Agreement as follows:

"Second Deposit has the meaning given to it in clause 3.3;"

2.6	A new clause 3.3 shall be added to the Subscription Agreement as follows:

"3.3	Second Deposit

3.3.1	On or before 16 January, 2015 PST, the Investor shall pay $2,000,000 (USD) (the "Second Deposit") to the Issuer by way of telegraphic transfer to the following bank account of the Issuer.

Account number. 2281951026
International Swift code: WFBIUS6S
Domestic swift code: 121000248
Wells Fargo Bank, N.A.
Bank address: 420 Montgomery, San Francisco CA 94104
Beneficiary name: Powin Energy Corporation
Beneficiary address: 20550 SW 115th Avenue, Tualatin. OR 97062

3.3.2
The Second Deposit shall be non-refundable in accordance with the provisions of this clause 3.3.2, shall not be interest bearing and, if the Second Deposit is timely made on or before 16 January, 2015, then, from the date of this Amendment Agreement until 27 February, 2015, Issuer shall not seek or solicit any investment in the Issuer in any form of equity or instrument convertible into equity from any potential other investors.

3.3.3
The Second Deposit in paragraph 3.3.2 shall be used solely for the business purposes of the Issuer and the Issuer shall seek the prior written approval from the Investor by submitting to the Investor a detailed expense itemization before any amount comprised in the Second Deposit is used or withdrawn, which timely approval by the Investor shall not be unreasonably withheld.

3.3.4
In the event the Investor fails to make the Second Deposit in subparagraph 3.3.1 on or before 16 January, 2015; then the First Deposit made on 29 August 2014 shall be forfeited to the Issuer as liquidated damages and the Subscription Agreement and the Supplemental Agreement shall be null and void and be of no further legal effect and the Issuer shall be immediately free to seek investment from other potential investors.

3.3.5
In the event the Investor makes the Second Deposit on or before 16 January, 2015 but fails to close the $20.000,000 (USD) balance on or before 27 February, 2015 PST, but invests at least another $7,500,000 (USD) wired to the Issuer on or before 27 February. 2015 PST, then the Investor shall receive 2,143 common shares of the Issuer (the pro rata amount (i.e. one-half) of the agreed upon 4,286 common shares for an investment in the Issuer of $25,000,000 (USD)) in full settlement of the Investor's failure to pay the full $25,000,000 (USD) agreed to be invested in the Issuer by the Investor, provided, however, in the event that the Investor fails to make another $7,500,000 (USD) Investment in the Issuer on or before 27 February, 2015, then, in that event, the First Deposit and the Second Deposit shall be deemed liquidated damages and the Subscription Agreement and the Supplemental Agreement shall be null and void and be of no further legal effect and the Issuer shall be free to seek investment immediately from any and all other potential investors.

3.3.6	If Closing takes place in accordance with clause 4, the First Deposit and Second Deposit shall be applied in full towards the payment of the Firm Share Price."

2.7	Clause 4.4 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"At the Closing and the Option Closing (if any), the Investor shall, against compliance by the Issuer of its obligations set out In clause 4.2 or 4.3 (as the case may be), transfer by wire transfer to a bank account to be notified in writing by the Issuer to the Investor not later than three days prior to the Closing Date or the Option Closing Date, as applicable, the funds representing the Firm Share Price (less the First Deposit and the Second Deposit) or Option Share Price, as the case may be, and, at Closing, deliver to Powin Corporation the original of the Shareholders' Agreement duly executed by the Investor."

3.	CONTINUATION

3.1	This Amendment Agreement is supplemental to, and shall be construed as one with, the Subscription Agreement and the Supplemental Agreement.

3.2
Except as varied by the terms of this Amendment Agreement, the Subscription Agreement will remain in full force and effect and any reference to the Subscription Agreement or to any provision of the Subscription Agreement will be construed as a reference to the Subscription Agreement, or that provision, as amended by this Amendment Agreement.

4.	OTHERS

4.1	Hong Kong law shall govern this Amendment Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law.

4.2	The provisions of clauses 7 to 19 of the Subscription Agreement shall apply to this Amendment Agreement as if set out herein.

IN WITNESS whereof this Amendment Agreement has been executed as a deed on the day and year first above written.

Signed by POWIN CORPORATION

/s/ Joseph Lu
By:

Name: Joseph Lu
Title: President & CEO

Signed by POWIN ENERGY CORPORATION

/s/ Nicholas I. Goyak
By:

Name: Nicholas I. Goyak
Title: Secretary

Signed by SF SUNTECH INC.

/s/ Eric Luo
By:

Name: Eric Luo
Title: CEO